Exhibit 99.1

Willbros Reports Second Quarter 2016 Results

•	Q2 2016 Operating loss of $2.7 million improved $6.8 million from Q1 2016

•	Term Loan amendment increases financial flexibility through 2017

•	Total Liquidity at June 30, 2016 of $84.5 million

•	Oil & Gas market conditions remain challenging for the remainder of 2016

HOUSTON, TX, July 29, 2016 – Willbros Group, Inc. (NYSE: WG) today reported a second quarter 2016 net loss of $6.4 million, or $(0.10) per share, on revenue of $193.4 million, compared to a net loss of $18.9 million, or $(0.32) per share, in the second quarter of 2015 on revenue of $218.8 million. Net loss before special items was $5.4 million, or $(0.09) per share, in the second quarter of 2016, compared to a net loss before special items in the second quarter of 2015 of $7.8 million, or $(0.13) per share, and a $9.2 million net loss before special items, or $(0.16) per share, in the first quarter of 2016.

An operating loss of $2.7 million in the second quarter of 2016 compares to a $13.0 million operating loss in the second quarter of 2015, a $10.3 million improvement, and a $9.5 million operating loss in the first quarter of 2016, a $6.8 million improvement. The Company’s second quarter of 2016 operating results include other charges totaling $1.4 million, primarily related to employee severance, equipment impairment and idle equipment costs related to extensive forest fires in Canada, and a $0.2 million gain related to a business that we have exited. Excluding these special items, the operating loss before special items was $1.5 million in the second quarter of 2016, which represents a $3.6 million improvement from the Company’s operating loss before special items of $5.1 million in the first quarter of 2016. Adjusted EBITDA from continuing operations before special items for the second quarter of 2016 was $2.9 million, a $2.1 million improvement from Adjusted EBITDA from continuing operations before special items in the first quarter of 2016.

On July 26, 2016, the Company reached agreement with its lender to amend the financial covenants associated with its Term Loan. These amendments provide for a covenant holiday for the remainder of 2016 and less stringent covenants for all of 2017.

Michael J. Fournier, President and CEO, commented, “While our second quarter operating results were in line with our expectations, we elected to provide further cushion on covenants via an amendment to our term loan facility. We believe this covenant amendment also addresses potential concerns that some clients may have had in considering longer term project awards. We believe we have positioned ourselves well to compete in the current market and benefit when the oil and gas markets recover. This was accomplished by reducing corporate G&A, rightsizing our core businesses without eliminating capabilities and by allocating resources to areas of the business where we see short term growth opportunities. Despite current headwinds in the oil and gas markets, we are optimistic regarding 2017 opportunities.”

1 of 4 CONTACT: Stephen W. Breitigam VP Investor Relations Willbros 713-403-8172

Included in this press release are certain non-GAAP financial measures, including revenue, operating income (loss), net income (loss) and Adjusted EBITDA from continuing operations before special items. A related reconciliation of each of these non-GAAP measures is included in the accompanying schedules.

Backlog

At June 30, 2016, Willbros reported total backlog of $672.0 million, a decrease of $111.3 million from the March 31, 2016 balance. Twelve month backlog of $373.2 million at June 30, 2016 compares to $457.3 million at March 31, 2016. A substantial portion of the total backlog decline is attributable to the expiration of existing multi-year MSA contracts. We will rebid these MSA’s as they come up for renewal but we do not include these new contracts in backlog until they are signed. To a lesser degree, the erosion in twelve month backlog is being affected by Canadian MSA contracts that expire at the end of 2016.

Segment Operating Results

Utility T&D

Utility T&D generated revenue of approximately $109.4 million in the second quarter of 2016, a 12% increase from the first quarter of 2016. The segment reported an operating loss of $0.5 million in the second quarter of 2016. The segment reported an operating loss before special items of $0.4 million, or a $2.9 million reduction from the first quarter of 2016 operating income before special items.

Oil & Gas

For the second quarter of 2016, the Oil & Gas segment generated revenue of $54.7 million, an 8% decrease when compared to the first quarter of 2016. The segment reported an operating loss of $2.3 million in the second quarter of 2016. The segment reported an operating loss before special items of $2.2 million, or a $4.3 million improvement from the first quarter of 2016 operating loss before special items.

Canada

The Canada segment generated revenue of $29.5 million for the second quarter of 2016, a $13 million reduction from the first quarter of 2016, partially due to the impact of the forest fires. The segment reported operating income of $0.1 million in the second quarter of 2016. The segment reported operating income before special items of $1.2 million, or a $2.2 million improvement from the first quarter of 2016 operating loss before special items.

2 of 4 CONTACT: Stephen W. Breitigam VP Investor Relations Willbros 713-403-8172

Liquidity and Debt

Total liquidity (defined as cash and cash equivalents plus revolver availability) remained relatively flat compared to the end of the first quarter of 2016 and totaled $84.5 million at June 30, 2016 including $48.7 million of cash and cash equivalents. There were no revolver borrowings at June 30, 2016.

At June 30, 2016, the principal amount due on the term loan remained unchanged from the prior quarter at $92.2 million.

Guidance

Van Welch, Willbros Chief Financial Officer, commented, “Both our Oil & Gas and Canadian businesses continue to face difficult challenges in this current market. Therefore, for 2016, we now expect annual revenue to range between $750 million to $800 million.”

Conference Call

In conjunction with this release, Willbros has scheduled a conference call, which will be broadcast live over the Internet, on Monday, August 1, 2016 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time).

What:	Willbros Second Quarter 2016 Earnings Conference Call
When:	Monday, August 1, 2016 - 10:00 a.m. Eastern Time (9:00 a.m. Central Time)
How:	Live via phone - By dialing 877-404-9648 or 412-902-0030 a few minutes prior to the start time and asking for the Willbros’ call. Or live over the Internet by logging on to the web address below.
Where:	http://www.willbros.com. The webcast can be accessed from the investor relations home page.

For those who cannot listen to the live call, a replay will be available through August 08, 2016 and may be accessed by calling 877-660-6853 or 201-612-7415 using pass code 13639813#. Also, an archive of the webcast will be available shortly after the call on www.willbros.com.

Willbros is a specialty energy infrastructure contractor serving the oil and gas and power industries with offerings that primarily include construction, maintenance and facilities development services. For more information on Willbros, please visit our web site at www.willbros.com.

This announcement contains forward-looking statements. All statements, other than statements of historical facts, which address activities, events or developments the Company expects or anticipates will or may occur in the future, are forward-looking statements. A number of risks and uncertainties could

3 of 4 CONTACT: Stephen W. Breitigam VP Investor Relations Willbros 713-403-8172

cause actual results to differ materially from these statements, including unanticipated accounting or other issues regarding any material weaknesses in internal control over financial reporting; inability of the Company or its independent auditor to confirm relevant information or data; unanticipated issues that prevent or delay the Company’s independent auditor from completing its review of financial statements or that require additional efforts, procedures or review; the untimely filing of financial statements; pending and potential investigations and lawsuits; the identification of one or more issues that require restatement of one or more other prior period financial statements; ability to remain in compliance with, or obtain additional waivers or amendments under, the Company’s existing loan agreements; the existence of other material weaknesses in internal control over financial reporting; contract and billing disputes; availability of quality management; availability and terms of capital; changes in, or the failure to comply with, government regulations; the promulgation, application, and interpretation of environmental laws and regulations; future E&P capital expenditures; oil, gas, gas liquids, and power prices and demand; the amount and location of planned pipelines; development trends of the oil, gas, and power industries; as well as other risk factors described from time to time in the Company’s documents and reports filed with the SEC. The Company assumes no obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

SCHEDULES TO FOLLOW

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4 of 4 CONTACT: Stephen W. Breitigam VP Investor Relations Willbros 713-403-8172

WILLBROS GROUP, INC.

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Income Statement
Contract revenue
Oil & Gas	$54,739	$61,778	$114,074	$138,218
Utility T&D	109,355	106,439	206,644	193,425
Canada	29,496	50,645	71,988	137,654
Eliminations	(148)	(73)	(234)	(154)

	193,442	218,789	392,472	469,143
Operating expenses
Oil & Gas	57,065	77,529	125,477	164,944
Utility T&D	109,860	101,773	205,945	193,619
Canada	29,406	50,264	73,486	138,788
Unallocated Corporate Costs	—	2,334	—	6,269
Eliminations	(148)	(73)	(234)	(154)

	196,183	231,827	404,674	503,466
Operating income (loss)
Oil & Gas	(2,326)	(15,751)	(11,403)	(26,726)
Utility T&D	(505)	4,666	699	(194)
Canada	90	381	(1,498)	(1,134)
Unallocated Corporate Costs	—	(2,334)	—	(6,269)

Operating loss	(2,741)	(13,038)	(12,202)	(34,323)
Non-operating income (expense)
Interest expense	(3,302)	(6,543)	(6,869)	(14,851)
Interest income	411	11	431	22
Debt covenant suspension and extinguishment charges	—	(312)	(63)	(36,181)
Other, net	58	(38)	(2)	(135)

	(2,833)	(6,882)	(6,503)	(51,145)

Loss from continuing operations before income taxes	(5,574)	(19,920)	(18,705)	(85,468)
Provision (benefit) for income taxes	187	(517)	354	(21,121)

Loss from continuing operations	(5,761)	(19,403)	(19,059)	(64,347)
Income (loss) from discontinued operations net of provision for income taxes	(658)	517	(2,511)	35,637

Net loss	$(6,419)	$(18,886)	$(21,570)	$(28,710)

Basic income (loss) per share attributable to Company shareholders:
Continuing operations	$(0.09)	$(0.33)	$(0.31)	$(1.17)
Discontinued operations	(0.01)	0.01	(0.04)	0.65

	$(0.10)	$(0.32)	$(0.35)	$(0.52)

Diluted income (loss) per share attributable to Company shareholders:
Continuing operations	$(0.09)	$(0.33)	$(0.31)	$(1.17)
Discontinued operations	(0.01)	0.01	(0.04)	0.65

	$(0.10)	$(0.32)	$(0.35)	$(0.52)

Cash Flow Data
Continuing operations
Cash provided by (used in)
Operating activities	$(5,407)	$7,273	$(3,043)	$41,945
Investing activities	5,633	17,432	4,751	102,307
Financing activities	(687)	(14,773)	(6,120)	(80,778)
Foreign exchange effects	341	423	928	(411)
Discontinued operations	(2,840)	18,890	(6,622)	(18,103)

Other Data (Continuing Operations)
Weighted average shares outstanding
Basic	61,299	60,227	61,065	55,052
Diluted	61,299	60,227	61,065	55,052
Adjusted EBITDA from continuing operations (1)	$3,232	$(4,032)	$3,328	$(14,012)
Purchases of property, plant and equipment	1,408	128	1,900	1,424

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA from continuing operations (1)
Loss from continuing operations	$(5,761)	$(19,403)	$(19,059)	$(64,347)
Interest expense	3,302	6,543	6,869	14,851
Interest income	(411)	(11)	(431)	(22)
Provision (benefit) for income taxes	187	(517)	354	(21,121)
Depreciation and amortization	5,621	7,149	11,309	14,594
Debt covenant suspension and extinguishment charges	—	312	63	36,181
Stock based compensation	1,108	1,441	2,401	3,053
Restructuring and reorganization costs	927	2,908	4,279	3,191
Accounting and legal fees associated with the restatements	(81)	(30)	(46)	446
Loss on sale of subsidiary	—	—	123	—
Fort McMurray wildfire related costs	523	—	523	—
Gain on disposal of property and equipment	(2,183)	(2,424)	(3,057)	(838)

Adjusted EBITDA from continuing operations (1)	$3,232	$(4,032)	$3,328	$(14,012)

	June 30, 2016	March 31, 2016	December 31, 2015
Balance Sheet Data
Cash and cash equivalents	$48,726	$51,686	$58,832
Working capital	105,443	106,304	120,430
Total assets	416,464	431,372	441,577
Total debt	90,589	90,617	95,623
Stockholders’ equity	160,324	165,682	177,400
Backlog Data (2)
Total By Reporting Segment
Oil & Gas	$34,479	$71,314	$48,810
Utility T&D	535,218	595,620	622,629
Canada	102,302	116,352	155,379

Total Backlog	$671,999	$783,286	$826,818

Total Backlog By Geographic Area
United States	$569,697	$666,934	$671,439
Canada	102,302	116,352	155,379

Total Backlog	$671,999	$783,286	$826,818

12 Month Backlog by Reporting Segment
Oil & Gas	$34,479	$69,514	$46,810
Utility T&D	269,758	296,278	274,610
Canada	68,995	91,503	110,797

12 Month Backlog	$373,232	$457,295	$432,217

12 Month Backlog By Geographic Area
United States	$304,237	$365,792	$321,420
Canada	68,995	91,503	110,797

12 Month Backlog	$373,232	$457,295	$432,217

(1)	Adjusted EBITDA from continuing operations is defined as income (loss) from continuing operations before interest expense, income tax expense (benefit) and depreciation and amortization, adjusted for items broadly consisting of selected items which management does not consider representative of our ongoing operations and certain non-cash items of the Company. Management uses Adjusted EBITDA from continuing operations as a supplemental performance measure for comparing normalized operating results with corresponding historical periods and with the operational performance of other companies in our industry and for presentations made to analysts, investment banks and other members of the financial community who use this information in order to make investment decisions about us.

Adjusted EBITDA from continuing operations is not a financial measurement recognized under U.S. generally accepted accounting principles, or U.S. GAAP. When analyzing our operating performance, investors should use Adjusted EBITDA from continuing operations in addition to, and not as an alternative for, net income, operating income, or any other performance measure derived in accordance with U.S. GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. Because all companies do not use identical calculations, our presentation of Adjusted EBITDA from continuing operations may be different from similarly titled measures of other companies.

(2)	Backlog is anticipated contract revenue from uncompleted portions of existing contracts and contracts whose award is reasonably assured. Master Service Agreement (“MSA”) backlog is estimated for the remaining term of the contract. MSA backlog is determined based on historical trends inherent in the MSAs, factoring in seasonal demand and projecting customer needs based on ongoing communications. Backlog is not a term recognized under U.S. GAAP; however, it is a common measurement used in our industry.

Supplemental Schedule of Special Items

	Three Months Ended June 30, 2016
	(In thousands)
	Oil & Gas	Utility T&D	Canada	Unallocated Corporate Costs	Eliminations	Consolidated
Contract revenue before special items (1)
Contract revenue, as reported	$54,739	$109,355	$29,496	$—	$(148)	$193,442
Contract revenue, exited subsidiaries (2)	(385)	—	—	—	—	(385)

Contract revenue before special items	$54,354	$109,355	$29,496	$—	$(148)	$193,057

Operating income (loss) before special items (1)
Operating income (loss), as reported	$(2,326)	$(505)	$90	$—	$—	$(2,741)
Operating income, exited subsidiaries (2)	(179)	—	—	—	—	(179)
Other charges	265	99	575	—	—	939
Fort McMurray wildfire related costs	—	—	523	—	—	523

Operating income (loss) before special items	$(2,240)	$(406)	$1,188	$—	$—	$(1,458)

	Three Months Ended March 31, 2016
	(In thousands)
	Oil & Gas	Utility T&D	Canada	Unallocated Corporate Costs	Eliminations	Consolidated
Contract revenue before special items (1)
Contract revenue, as reported	$59,335	$97,289	$42,492	$—	$(86)	$199,030
Contract revenue, exited subsidiaries (2)	(645)	—	—	—	—	(645)

Contract revenue before special items	$58,690	$97,289	$42,492	$—	$(86)	$198,385

Operating income (loss) before special items (1)
Operating income (loss), as reported	$(9,077)	$1,204	$(1,588)	$—	$—	$(9,461)
Operating loss, exited subsidiaries (2)	702	—	—	—	—	702
Other charges	1,828	1,294	566	—	—	3,688

Operating income (loss) before special items	$(6,547)	$2,498	$(1,022)	$—	$—	$(5,071)

	Three Months Ended June 30, 2015
	(In thousands)
	Oil & Gas	Utility T&D	Canada	Unallocated Corporate Costs	Eliminations	Consolidated
Contract revenue before special items (1)
Contract revenue, as reported	$61,778	$106,439	$50,645	$—	$(73)	$218,789
Contract revenue, exited subsidiaries (2)	(14,217)	(3,821)	—	—	—	(18,038)

Contract revenue before special items	$47,561	$102,618	$50,645	$—	$(73)	$200,751

Operating income (loss) before special items (1)
Operating income (loss), as reported	$(15,751)	$4,666	$381	$(2,334)	$—	$(13,038)
Operating (income) loss, exited subsidiaries (2)	4,843	(962)	—	—	—	3,881
Other charges	2,749	290	208	71	—	3,318

Operating income (loss) before special items	$(8,159)	$3,994	$589	$(2,263)	$—	$(5,839)

	Q2 2016	Q1 2016	Q2 2015
Adjusted EBITDA from continuing operations before special items (1)
Adjusted EBITDA from continuing operations, as reported	$3,232	$96	$(4,032)
Adjusted EBITDA from continuing operations, exited subsidiaries (2)	(298)	684	2,707

Adjusted EBITDA from continuing operations before special items	$2,934	$780	$(1,325)

	Q2 2016	Q1 2016	Q2 2015
Covenant EBITDA from continuing operations (4)
Loss from continuing operations	$(5,761)	$(13,298)	$(19,403)
Interest expense	3,302	3,567	6,543
Interest income	(411)	(20)	(11)
Provision (benefit) for income taxes	187	167	(517)
Depreciation and amortization	5,621	5,688	7,149
Debt covenant suspension and extinguishment charges	—	63	312
Stock-based compensation	1,108	1,293	1,441
Restructuring and reorganization costs	927	3,352	2,908
Accounting and legal fees associated with the restatements	(81)	35	(30)
Loss on sale of subsidiary	—	123	—
Fort McMurray wildfire related costs	523	—	—
Loss on disposal of property and equipment outside of normal course of business	—	—	247
Changes in project loss provision	(186)	(456)	707
Adjustments to self-insurance liabilities	—	—	211
Letter of credit fees	342	356	392
Provision for (recovery of) bad debt	62	(22)	(8)

Covenant EBITDA from continuing operations	$5,633	$848	$(59)

	Q2 2016	Q1 2016	Q2 2015
Covenant EBITDA from continuing operations before special items (1)
Covenant EBITDA from continuing operations, as reported	$5,633	$848	$(59)
Covenant EBITDA from continuing operations, exited subsidiaries (2)	(298)	684	2,707

Covenant EBITDA from continuing operations before special items	$5,335	$1,532	$2,648

	Q2 2016	Q1 2016	Q2 2015
Loss from continuing operations before special items (1)
Loss from continuing operations, as reported	$(5,761)	$(13,298)	$(19,403)
(Income) loss from continuing operations, exited subsidiaries (2)	(179)	702	3,881
Other charges	939	3,688	3,318
Fort McMurray wildfire related costs	523	—	—
Debt covenant suspension and extinguishment charges	—	63	312
Benefit for income taxes (3)	—	—	(308)

Loss from continuing operations before special items	$(4,478)	$(8,845)	$(12,200)

	Q2 2016	Q1 2016	Q2 2015
Income (loss) from discontinued operations before special items (1)
Income (loss) from discontinued operations, as reported	$(658)	$(1,853)	$517
Other charges	(1,162)	—	1,417
Loss on sale of subsidiaries	911	1,545	2,177
Provision for income taxes (3)	—	—	308

Income (loss) from discontinued operations before special items	$(909)	$(308)	$4,419

	Q2 2016	Q1 2016	Q2 2015
Net loss before special items (1)
Net loss, as reported	$(6,419)	$(15,151)	$(18,886)
(Income) loss from continuing operations, exited subsidiaries (2)	(179)	702	3,881
Other charges	(223)	3,688	4,735
Fort McMurray wildfire related costs	523	—	—
Loss on sale of subsidiaries	911	1,545	2,177
Debt covenant suspension and extinguishment charges	—	63	312
Provision (benefit) for income taxes	—	—	—

Net loss, before special items	$(5,387)	$(9,153)	$(7,781)

	Q2 2016	Q1 2016	Q2 2015
Diluted loss per share attributable to Company shareholders before special items (1)
Diluted loss per share attributable to Company shareholders, as reported	$(0.10)	$(0.25)	$(0.32)
(Income) loss from continuing operations, exited subsidiaries (2)	—	—	0.06
Other charges	—	0.06	0.08
Fort McMurray wildfire related costs	—	—	—
Loss on sale of subsidiaries	0.01	0.03	0.04
Debt covenant suspension and extinguishment charges	—	—	0.01
Provision (benefit) for income taxes	—	—	—

Diluted loss per share attributable to Company shareholders before special items	$(0.09)	$(0.16)	$(0.13)

(1)	Contract revenue before special items, operating income (loss) before special items, Adjusted EBITDA from continuing operations before special items, Covenant EBITDA from continuing operations before special items, loss from continuing operations before special items, income (loss) from discontinued operations before special items, net loss before special items and diluted loss per share attributable to Company shareholders before special items are non-GAAP financial measures that exclude special items that management believes affect the comparison of results for the periods presented. Management also believes results excluding these items are more comparable to estimates provided by securities analysts and therefore are useful in evaluating operational trends of the Company and its performance relative to other construction companies. In addition, management believes results excluding these items are more indicative of the future operating prospects for Willbros as a consolidated company in 2016.
(2)	Contract revenue, exited subsidiaries, operating income (loss), exited subsidiaries, Adjusted EBITDA from continuing operations, exited subsidiaries, Covenant EBITDA from continuing operations, exited subsidiaries and (income) loss from continuing operations, exited subsidiaries relate to the Company’s historical Downstream Oil & Gas (including Fabrication services sold in the first quarter of 2016), Regional Delivery and Bemis subsidiaries. They are non-GAAP financial measures that exclude special items that management believes affect the comparison of results for the periods presented. Management also believes results excluding these items are more comparable to estimates provided by securities analysts and therefore are useful in evaluating operational trends of the Company and its performance relative to other construction companies. In addition, management believes results excluding these items are more indicative of the future operating prospects for Willbros as a consolidated company in 2016.
(3)	The Company recorded a provision for income taxes on discontinued operations in connection with the 2015 gains on sale of the Professional Services segment and its historical subsidiaries. The provision for income taxes in discontinued operations was fully offset with a benefit for income taxes in continuing operations through the utilization of prior year net operating losses. The net effect on the Company’s consolidated financial results was $-0-.
(4)	Covenant EBITDA from continuing operations is a non-GAAP financial measure that conforms to the definition of Consolidated EBITDA in the Company’s 2014 Term Credit Agreement which includes certain special items. Management uses Covenant EBITDA from continuing operations to determine the Company’s compliance with certain financial covenants under the 2014 Term Credit Agreement.